Exhibit 99.1

FOR IMMEDIATE RELEASE

Shareholders of PVF Capital Corp. Approve Merger with F.N.B. Corporation

Hermitage, PA and Solon, OH – September 25, 2013 – F.N.B. Corporation (NYSE: FNB) and PVF Capital Corp. (NASDAQ: PVFC) today announced that the shareholders of PVF Capital Corp. have approved the Agreement and Plan of Merger between F.N.B. Corporation and PVF Capital Corp.

As announced previously on February 19, 2013, and as approved by the boards of directors of both companies, shareholders of PVF Capital Corp. will be entitled to receive 0.3405 shares of F.N.B. Corporation common stock for each common share of PVF Capital Corp. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of PVF Capital Corp.

All regulatory approvals have been received, and F.N.B. Corporation and PVF Capital Corp. expect the merger to have an effective closing date of October 12, 2013.

About F.N.B. Corporation

F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD and Cleveland, OH. The Company has total assets of $12.6 billion and more than 250 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

About PVF Capital Corp.

Park View Federal is a wholly-owned subsidiary of PVF Capital Corp. and operates 16 full-service offices located throughout the Greater Cleveland area. PVF Capital Corp.‘s common shares trade on the NASDAQ Capital Market under the symbol PVFC.

Forward-looking Statements

This joint press release of F.N.B. Corporation and PVF Capital Corp. contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and PVF Capital Corp. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation and PVF Capital Corp. reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by PVF Capital Corp. shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. Corporation and PVF Capital Corp. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and PVF Capital Corp. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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Analyst/Institutional Investor Contact:

F.N.B. Corporation

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

F.N.B. Corporation

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com